UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A /A1
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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MADISON AVE. MEDIA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MADISON AVE. MEDIA, INC.
1515 So. Federal Hwy.
Boca Raton, FL 33432

January 29, 2011

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held March 21 , 2011
__________________

TO THE STOCKHOLDERS OF MADISON AVE. MEDIA, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of MADISON AVE. MEDIA, INC., a Delaware Corporation (the "Company"), will be held at the Company Offices at 1515 So. Federal Hwy., Boca Raton, FL 33432 on Monday, March 21 , 2011, at 3:00 P.M., local time, for the following purposes:

PROPOSAL	1.	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
PROPOSAL	2 .	To approve and ratify the appointment of Harris Rattray, CPA as the independent certifyingaccountant of the Company for the fiscal year ended August 31, 2011.
PROPOSAL	3 .	To consider such other matters as may properly come before the Meeting.

Only stockholders of record at the close of business on December 29, 2010 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting.  If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The holders of a majority of the Common Stock have indicated to the Company that they will vote FOR each of the foregoing proposals.  In addition, the Board of Directors of the Company recommends that each of the stockholders vote  FOR  each of the foregoing proposals.  Nevertheless, your vote is important to the Company and you are urged to vote date, sign and return the enclosed proxy.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MADISON AVE.MEDIA, INC. STOCK TO THE MEETING.

By Order of the Board of Directors

/s/ James Lindsey
JAMES LINDSEY, Secretary

BOCA RATON, FL
January  29, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES .

MADISON AVE. MEDIA, INC.
1515 So. Federal Hwy., Suite 100
Boca Raton, FL 33496
__________________

PROXY STATEMENT
dated as of January 29, 2011
___________________

TABLE OF CONTENTS

Proposal 1 – Election of A Board of Directors	3
A. The Company’s Board of Directors	3
B. Responsibilities, Committees and Matters Regarding the Board of Directors	4
1. Corporate Governance	4
2. Code of Ethics	5
3. Director Independence	5
4. Nominations for Directors	5
5. Meetings and Committees of the Board of Directors	6
6. Procedures for Contacting Directors.	6
7. Executive Compensation	6
C. Required Vote	8
D. Recommendation of the Board of Directors	8

Proposal 2 . To approve and ratify the appointment of Harris Rattray, CPA as the independent certifying accountant of the Company for the fiscal year ended August 31, 2011.	8
A. Recommendation of the Board of Directors	8

Proposal 3 . To consider such other matters as may properly come before the Meeting.	8

Management Compensation	9

Principal Shareholders	11

Certain Relationships and Related Party Transactions	11

Miscellaneous Items	12

A. Audit Fees and Expenses	12
Expenses	12
Other Business	12
Attachments: Exhibit	13

MADISON AVE. MEDIA, INC.
1515 So. Federal Hwy., Suite 100
Boca Raton, FL 33496
__________________

PROXY STATEMENT
dated as of   January 29, 2011

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies,” or if one, a “Proxy”) by the Board of Directors of Madison Ave. Media, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the Offices of the Company at 1515 So. Federal Hwy., Suite 100, Boca Raton, FL 33432 on    Monday, February 7, 2011, at 3:00 P.M., local time, and any adjournments or postponements thereof (the “Meeting”).  The  date on which this Proxy Statement  will first be sent or given to stockholders is December 29, 2010.

At the Meeting, the following proposals will be presented to the stockholders for approval:

Proposal	1.	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
Proposal	2 .	To approve and ratify the appointment of Harris Rattray, CPA as the independent certifying accountant of the Company for the fiscal year ended August 31, 2011.
Proposal	3 .	To consider such other matters as may properly come before the Meeting.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MADISON AVE. MEDIA, INC. STOCK TO THE MEETING.

RECORD AND VOTING SECURITIES

Only stockholders of record at the close of business on December 29, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  At the close of business on such record date, the Company had 86,046,502 shares of Common Stock, par value $.0001 per share (the “Common Stock”), outstanding and entitled to vote at the Meeting.  Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

The holders of a majority of the Common Stock have indicated that they will vote FOR each of the foregoing proposals.  In addition, the Board of Directors of the Company recommends that each of the stockholders vote  FOR each of the foregoing proposals.  Nevertheless, your vote is important to the Company and you are urged to vote date, sign and return the enclosed proxy.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no instructions are contained in a Proxy, the shares of Common Stock represented thereby will be voted in  FOR  all four of the above-mentioned proposals and, upon any other matter that may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the Proxy.  The execution of a Proxy will in no way affect a stockholder’s right to attend the Meeting and to vote in person.  Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Meeting by execution of a subsequent Proxy that is presented at the Meeting or by voting in person at the Meeting in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1.  ELECTION OF A BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is three.

The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the proposed directors and current executive officers of the Company, all of whom are being nominated for election to the Board of Directors.

The existing Board of Directors of the Company is unchanged from the proposed slate.

Name	Position	Age	Year First Elected

Stephen Molinari	Chairman	45	2010

James Lindsey	President, Secretary and Director	70	2009

J. Franklin Bradley	Director	65	2009

A.           THE COMPANY’S BOARD OF DIRECTORS AND NOMINEES:

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, present directors and proposed directors are as follows:

StephenMolinari, Chairman
Mr. Molinari has more than 22 years of experience in the financial services industry with well-known investment banking firms such as Dean Witter and Smith Barney. He has served as Chairman & CEO of Molinari Capital, LLC, a private merchant-banking firm that specialized in advising emerging growth companies on capital raise-ups, mergers and acquisitions, securing strategic alliances and general financial advisory services. Mr. Molinari has worked on a wide range of transactions in the consumer products, software, technology, retail, franchising, and media investment industries. He has been instrumental in raising substantial amounts of capital, both through debt and equity, to further the business plans of many of his clients.

Mr. Molinari has also built and managed various private and public companies in the media and data development industries including ProMark Data and Media Group, a leading data marketing company that has worked with many Fortune 500 industry giants as well as political campaigns and Government Agencies.

His management credentials also include extensive development and leadership roles with various media and broadcast creative and syndication enterprises plus marketing oversight of various commercial product and service companies.

Mr. Molinari received his B.A. Degree in Marketing from Pace University in 1988.

James Lindsey – Vice Chairman and President
Jim Lindsey has more than thirty-five years of managerial, creative, and account supervision experience with bottom line responsibilities for international, national, and regional advertising agencies including Saatchi & Saatchi Worldwide, Fairfax/Saatchi & Saatchi, McCaffrey & McCall, Hill Holiday/Wakeman & DeForrest.

As Vice Chairman of Saatchi & Saatchi Worldwide, Mr. Lindsey significantly influenced and directed corporate development, specializing in West Coast and Pacific Rim clients. He also served as Executive Vice President of Hill, Holliday and Wakeman & DeForrest’s West Coast operations. And he has been responsible for national and international agency operations involving business development, marketing, advertising, and strategic planning for worldwide clients including MGM/UA, Orion Films, Sears, Marriott Resorts, Mercedes Benz, DeBeers, Int., T. Row Price, Geneva Corporation, Infinity, MONEX plus Epson Computer Printer Products.  Other notable clients included Jenny Craig, Shaw Industries, White Westinghouse, PacTel Cellular/Pacifictelecis, Vartech, RCA, Sears, Mayflower, McDonalds, Carls Jr., Falcon Jets and The Cotton Council.

While Executive Producer of Metromedia Producers Group, Mr. Lindsey also created and produced primetime specials and network series television releases.   Mr. Lindsey has been honored with more than 50 Addy Awards, Clio Awards, and Golden Quill Awards and has managed hundreds of millions of dollars of advertising contracts with advertisers around the world.

i
J. Franklin Bradley – Director
Frank Bradley has created groundbreaking marketing, advertising, public/investor relations and interactive solutions for major national and international organizations over the past 30 years. He pioneered hospital marketing as the first Vice President of Marketing and Communications for healthcare giant Hospital Corporation of America (HCA).

Mr. Bradley’s marketing and communications programs established guidelines and standards for more than 450 HCA hospitals worldwide and the entire emerging investor-owned healthcare industry. He integrated and unified the marketing communications of all system hospitals acquired or managed by HCA and provided consulting and crisis management services to this Fortune 100 Corporation and its individual hospitals.  His work included establishment of Internet and portal development systems for the corporate and individual facility consumer and physician network.

Mr. Bradley was Co-Founder, President and CEO of Notch-Bradley, Inc., the nation’s first healthcare-only marketing communications agency. For 20 years, Notch-Bradley served more than 250 healthcare clients (including the nation’s three largest hospital companies) in 43 states and three foreign countries.

The agency also provided marketing and communications support for major trade associations, physician groups and ownership corporations, industry equipment and pharmaceutical manufacturers and payer entities within the healthcare delivery arena.

As a consultant for International Healthcare Management Systems & the Welcare Hospital Group based in Dubai, United Arab Emirates, Mr. Bradley was instrumental in expanding a single hospital and physician’s clinic organization into a comprehensive Mid East regional healthcare management system.  His work with non-healthcare clients is also extensive, encompassing the entertainment, retail, manufacturing and service industry segments.

B.           RESPONSIBILITIES, COMMITTEES AND MATTERS REGARDING THE BOARD OF DIRECTORS

1.           Corporate Governance

The Company’s corporate governance is designed to ensure that members of the Board of Directors, including all independent outside Directors, perform in their capacity to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.

On an annual basis, each Director and named executive officer is required to complete a Director and Officer Questionnaire.  Within this questionnaire are requirements for disclosure of any transactions with the Company in which the Director or named executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest in which the Board is responsible for resolving any such conflict.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee.  During our 2010/11 fiscal year, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Disclosure Committee.   In August, 2010, the Company formed a Disclosure Committee in response to Management Certification Responsibilities under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002.  The Disclosure Committee assists the Chief Executive Officer and the Chief Financial Officer in monitoring (1) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, (2) the compliance by the Company with legal and regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in the Company’s filings with the Securities and Exchange Commission. Additionally, in 2010, the Company also initiated a Code of Ethics.

Audit Committee.  We plan to establish an audit committee of the board of directors.  The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.  We plan to establish a compensation committee of the board of directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee.  We plan to establish a nominations and governance committee of the board of directors.  The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board.  The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Term of Office

Our Directors are appointed to hold office until the next annual meeting of our shareholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they may serve on.  We expect to compensate non-management directors through stock option or restricted stock grants under our proposed Incentive Compensation Plan, though we have not determined the exact number of options or stock to be granted at this time.  As of August 31, 2009, directors were not compensated for their services as directors.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

 2.           Code of Ethics

The Company’s Code of Ethics was instituted in December 2010 and is applicable to all Directors, officers and employees. Each person, whether an employee, officer or director, has an individual responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. In complying with the Company's Code of Ethics, individuals are expected to exercise high standards of integrity and good judgment and among other items, to apply principles of: honesty; avoid conflicts of interest, illegal or unethical conduct; advancement for legitimate interests to the Company’s when the opportunity to do so arises; protecting the Company’s assets and ensure their efficient use and to comply with all laws, rules, regulations, policies and guidelines applicable to the operation of the Company.

3.            Director Independence

 The Board affirmatively determines the independence of each of its independent outside Directors and any nominee for election as an independent outside Director in accordance with required guidelines as set forth in the Exchange listing standards.

Based on these standards, the Board has determined that each of its non-employee Directors will have no relationship with the Company, except as a Director and/or stockholder of the Company.

4.            Nominations for Directors

The Company does not have a designated nominating committee. The Board of Directors does not consider a nominating committee necessary in that its independent directors will be expected to perform the same role as a nominating committee.

The Company has not adopted a formal policy with respect to minimum qualifications for members of its Board of Directors.  However, in making its nominations, the Board will consider, among other things, an individual’s senior level business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. Additionally, each proposed director must have the highest personal and professional ethics, integrity and values including the ability and fortitude to advance constructive opinion on issues affecting the Company and to be able to function appropriately in an atmosphere by and between other members of the Board of Directors.

Stockholders wishing to recommend candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. Such candidates recommended by stockholders will be evaluated on the same basis as all other candidates.

5.           Meetings and Committees of the Board of Directors

For the fiscal year ended August 31, 2010, there were four meetings of the Board of Directors. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors.

6.           Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) at their respective address listed in the Security Ownership section of this Proxy Statement or to the whole Board of Directors care of the Corporate Secretary, Madison Ave. Media, Inc., 1515 So. Federal Hwy., Ste. 100, Boca Raton, FL 33432.  Any such communications addressed to the whole Board of Directors will be promptly distributed by the Secretary to each Director.

7.             Executive Compensation

a.	Compensation Discussion and Analysis

i.	Overview

The Board of Directors has approved the establishment of a Compensation Committee (“Committee” within this report) effective for the current fiscal year.  The Committee does not have a specific charter and has the responsibility for establishing, implementing, monitoring and reviewing the Company’s compensation philosophy and along with the other outside director, approves the salary and other compensation of officers and key employees of the Company.  When established, the Committee will also administer the Company’s 2009 Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan, which are subject to approval by the full Board of Directors.

Individuals who served as the Company’s Chief Executive Officer, President  and Chief Financial Officer during fiscal the fiscal year ended August 31, 2010, as well as the other individuals included in the Summary Compensation Table on page 9, are referred to as the named “executive(s)” officers within this report.

ii.	Compensation Philosophy

In reaching decisions regarding executive compensation, the Committee balances the total compensation package for each executive with sales and profits attained as well as achievement of annual and long-term goals. Competitive levels of compensation are necessary in attracting, rewarding, motivating, and retaining qualified management and that compensation provided to executives remains competitive relative to the compensation paid to comparable executives of similar companies. The Committee also believes that the potential for equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives.  Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit.  If necessary, the Company may attempt to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m).  However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

iii.	Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions based upon recommendations made by the Chief Executive Officer and Chief Financial Officer regarding equity awards to participating executives and employees of the Company.

The Committee annually reviews the performance of the executives including salary adjustments and equity awards whereby the Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

iv.	Compensation Program

The Company has a comprehensive compensation program, which consists of cash compensation, both fixed and variable, and equity-based compensation. Overall compensation is predicated on industry and peer group comparisons and on performance judgments as to past and expected future contributions of the individual executive. Specific compensation for each executive is designed to fairly remunerate that employee of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company.

Additionally, as the Company must compete with other marketing and technology companies for executive employees, the Committee sets overall compensation paid to these executives to attract and subsequently retain such employees. This objective may vary, but generally is dictated by the experience level of the individual, specific employment requirements of the Company and current market factors occurring in the healthcare technology industry. The Committee recognizes that closely monitoring these expectations over the long term will continue to be in the best interest for the enhancement of stockholder value.

The fixed aspect is intended to meet the requirements of compensating the executive for meeting essential goals in performance and are in place to insure the Company of consistency of leadership and the retention of qualified executives to foster a spirit of employment security, which thereby encourages decisions that will benefit long-term stockholders. Variable compensation is based upon the Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

v.	Base Salary

The Company provides executives with a base salary to compensate them for services rendered during the fiscal year. Base salary for executives is determined for each executive based on their position and responsibility by using comparative market data within the health-care industry. Base salary determinations are designed to recognize the contributions made or expected to be made in the future by the executive.

Base salary levels are reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in position responsibility. The Compensation Committee established by the Board of Directors will consider current market data individually relative to the position and responsibilities and to other executives, including the individual performance of the executive during its review of base salaries for executives.

vi.	Performance-Based Incentive Compensation

Variable or performance-based incentive compensation is based upon the Compensation Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

This cash incentive portion of executive compensation gives the Committee the latitude to design incentive compensation programs to promote a team approach for high performance and achievement of corporate goals by directors, executives and employees, encourage the growth of stockholder value and allows all employees to participate in the successes of the Company.

At the end of the fiscal year in order to set performance-based incentive compensation, the Committee assesses the performance of the Company and executives for objectives achieved, including estimated results for the next fiscal year. In order to pre-determine minimum and maximum levels for each objective, an overall percentage and cash payouts for the corporate financial objectives are calculated in order to balance such payouts relative to the overall success of the Company.

In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. Sales volume, necessary research and development expenditures for its ethical pharmaceutical subsidiary and return to shareholders for improved stock price targets are set in alignment with the Company’s strategic plan, expectations and performance.

vii.	Long-Term Incentive Compensation

The Company has a long term incentive Stock Option Plan (the “Plan”) in place which was approved in 2009.  No  awards to company executives have been granted under the current plan through the current period.

viii.	Perquisites and Other Personal Benefits

The Company did not provide personal benefits to its executives or employees during the current period.  In the future, the Company intends to provide executives with limited personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain desired employees for key positions. The Committee will review annually the levels of these limited personal benefits provided to the executives, as well as personal benefits which may be provided to non-executive employees of the Company.

ix.	Executive Compensation Summary

The Summary Compensation table provides summary information concerning cash and certain other compensation for the years ended August 31, 2010 and 2009, respectively, paid or accrued by the Company to the Company’s Chief Executive Officer, President and Chief Financial Officer and each highly compensated executive officer of the Company whose compensation exceeded $100,000 (the “Named Executive Officers”) during 2010 and 2009.

In reviewing compensation for each of the named executive officers, the Committee reviews summaries that show the executive’s current and previous compensation, including equity and non-equity based compensation.

x.	Compensation Pursuant to Plans

An incentive stock option plan was instituted in 2009 (the “2009 Stock Option Plan”) and approved by the stockholders in 2009. To date, no Shares or Options have been awarded pursuant to the 2009 Stock Option Plan.

xi.	Option Exercises and Vesting During 2010

None.

xii.	Compensation of Directors

The Company did not compensate it Directors  for the fiscal year ended August 31, 2010.

C.           Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at a meeting.  The holders of a majority of the shares of Common Stock entitled to vote have indicated that they will vote their shares in favor of Messrs. Molinari, Lindsey, and Bradley as Directors.

D.           Recommendation of the Board of Directors

The Board of Directors of the Company recommended that you vote “FOR” the election of each of the nominees.

Proposal 2 .   To approve and ratify the appointment of Harris Rattray, CPA as the independent certifying accountant of the Company for the fiscal year ended August 31, 2011.

 A.           Recommendation of the Board of Directors

After discussion and careful analysis, the Board of Directors has recommended that the stockholders vote  “FOR ” the ratification of the appointment of Harris Rattray, CPA as the independent certifying accountant of the Company for the fiscal year ended August 31, 2011.

Proposal 3 .   To consider such other matters as may properly come before the Meeting.

MANAGEMENT COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through to August 31, 2009, and for the year ended August 31, 2010.

The table summarizes the compensation earned for services rendered to Centaurus Research, Inc. and Kahzam, Inc. (our predecessor companies) and the Company. in all capacities, for the years indicated, by its Chief Executive Officer and two most highly-compensated executive officers other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

			Cash	Option	All Other
		Salary	Bonus	Awards	Compensation	Total
			(1)	(2)	(3)
Name and Principal Position	Year	($)	($)	($)	($)	($)

STEPHEN MOLINARI	2010	9900	$0		$	9900
Chairman	2009		$0		$	0

JAMES LINDSEY	2010	23400	$0		$	23400
President and Vice Chairman	2009	67500	$0		$	67500

J. FRANKLIN BRADLEY	2010	55000	$0		$	55000
Director; Former President	2009	67500	$0		$	67500

RICHARD WEINER	2010	33350	$0		$	33350
CFO	2009	3500	$0		$	3500

(1) Cash Bonuses paid pursuant to the Company attaining specified sales and net income goals. There were no cash bonuses paid during 2010 and 2009.
(2) There were no option awards.
(3) There were no personal benefits or other compensation for each named executive.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Employment Agreements

There are no current employment agreements between the company and its officers/directors.

PRINCIPAL STOCKHOLDERS

        The table below sets forth certain information regarding the beneficial ownership of our common stock as of December 29, 2010 by (i) each person or entity known to us who beneficially owns more than five percent of the outstanding common stock, (ii) named executive officers and directors, and (iii) all our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Financial Network Media LLC (4)	25,000,000	29%
Group Molinari LLC (4)	24500000	28.50%
George T. Hawes	6,891,000	8.00%
Executive Officers, Present and Directors and Proposed Directors:
Franklin Bradley	200,001	*
James Lindsey	200,001	*

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each person is c/o the Company, 1515 South Federal Hwy., Suite 100, Boca Raton, FL 33432.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person.  Also includes shares if the named person has the right to acquire those shares within 60 days after September 1, 2010, by the exercise of any warrant, stock option or other right.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 86,046,502 shares of common stock outstanding on December 29, 2010.  The shares of common stock and shares underlying stock options are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	These entities may be deemed to be affiliates of Stephen Molinari, the Chairman of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 31, 2010, the Company acquired 100% of the issued and outstanding shares of ProMark Data & Media Group LLC from Group Molinari LLC in exchange for 33,000,000 Shares of Common Stock of the Company. ProMark is a full service online marketing firm specializing in permission based opt-in email data, Mobile SMS, email append as well as traditional postal data.  Group Molinari LLC is the majority shareholder of the Company.  Stephen Molinari, the Chairman of the Company, is an affiliate of Group Molinari LLC.

On October 11, 2010, the Registrant completed its acquisition of certain assets of Financial Network Media, LLC in exchange for the  issuance of 25,000,000 Shares of Common Stock of the Registrant. The assets included a proprietary data base which significantly increases the Registrant’s marketing operations. Group Molinari LLC is a shareholder of both Financial Network Media, LLC and the Registrant.  Stephen Molinari, the Chairman of the Company, is an affiliate of Group Molinari LLC.

MISCELLANEOUS ITEMS

A.  Audit Fees And Expenses

Additionally, audit fees, audit related fees, tax fees and all other service fees that were paid or payable to Harris Rattray, CPA for 2010 and 2009 amounted to:

Audit Fees and Expenses for Year Ended August 31, 2010:	$18,000.00
Audit Fees and Expenses for Year Ended August 31, 2009:	$12,000.00

Beginning with 2009, the Company’s management reviewed and pre-approve all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted by the Act).  This duty may be delegated to one or more designated members of the Audit Committee in the future, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

B.  Electronic Access To Proxy Statement And Annual Report.

This proxy statement and our 2010 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, may be viewed online at www.madisonavemedia.com.

EXPENSES

All expenses in connection with this Proxy Statement will be borne by the Company.

OTHER BUSINESS

There is no other business that will be presented for consideration in this Proxy Statement or the Stockholders’ Consent other than those items stated above, such matters that may be properly brought before the Meeting.

Dated: January 29, 2011	MADISON AVE. MEDIA, INC.
By: /s/ James Lindsey
JAMES LINDSEY, Secretary

This Proxy Is Solicited On Behalf Of The Board Of Directors Of Madison Ave. Media, Inc.

PROXY -- ANNUAL MEETING OF STOCKHOLDERS
March 21 , 2011

The undersigned, a stockholder of Madison Ave. Media, Inc., a Delaware corporation (the “Company”), does hereby appoint Stephen Molinari and James Lindsey and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 1515 So. Federal Hwy., Ste. 100, Boca Raton, FL 33432, on  Monday, March 21 , 2011 , at 3:00 P.M., local time, or at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒  .

1.           ELECTION OF DIRECTORS.  The Election of the following directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

NOMINEES:
| |	FOR ALL NOMINEES	0	STEPHEN MOLINARI
		0 0	JAMES LINDSEY J. FRANKLIN BRADLEY
| |	WITHHOLD AUTHORITY FOR ALL NOMINEES

| |	FOR ALL EXCEPT: (SEE INSTRUCTION BELOW)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.   ☒

2.    To approve  the Designation and Issuance of 100,000 Shares of Class “A” Convertible Voting Preferred Stock, to be issued to Group Molinari, LLC and Financial Network Media, LLC in exchange for a total of 49,000,000 Shares of issued and outstanding Common Stock of the Company, which would be canceled and returned to authorized capital.

| | FOR	| | AGAINST	| | ABSTAIN

 3.  To approve and ratify the appointment of Harris Rattray, CPA as the independent certifying accountant of the Company for the fiscal year ended August 31, 2011.

| | FOR	| | AGAINST	| | ABSTAIN

INSTRUCTION:  Fill in the circle next to the action you wish to take, as shown here.  ☒   If you fail to mark a circle above, your proxy will be counted as a vote FOR the indicated proposal.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated December 29, 2010.

TO CHANGE YOUR ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE.  PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.
☐

Signature: _______________________________	Date: ___________	Signature: _______________________________	Date: ___________

NOTE: Please sign exactly as your name or names appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.